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                          BY LAWS OF ENERGY WEST, INC.

                                   ARTICLE I

                                    OFFICES

    Section 1.1. PRINCIPAL OFFICE. The principal office of Great Falls Gas Company, a Montana corporation, (hereinafter called the "Company"), shall be in the City of Great Falls, County of Cascade, State of Montana.

    Section 1.2. OTHER OFFICES. The Company may also have an office in the City of Chicago, County of Cook, State of Illinois, and also an office or offices at such other places either within or without the State of Montana as the board of Directors (hereinafter called the "Board") may from time to time determine, or the business of the Company may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

    Section 2.1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Company in Montana.

    Section 2.2. ANNUAL MEETINGS. Commencing with the year 1951 an annual meeting of the stockholders of the Company shall be held on the first Thursday of April in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. At each annual meeting, directors shall be elected by stockholders in accordance with the provisions of the Articles of Incorporation of the Company (hereinafter called the "Articles of Incorporation") and these By-Laws. Each such annual meeting shall be a general meeting, open for the transaction of any business within the powers of the Company, without special notice of such business, except in any case where special notice may be required by the laws of the State of Montana.

    Section 2.3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders for any purpose of purposes may be called at any time by the Board or the President and shall be called by the Board or the President or the Secretary upon the request in writing of a stockholder or stockholders holding of record at least one-fifty of the number of outstanding shares of stock entitled to vote at such meeting, provided that any such request shall state the purpose or purposes of the proposed meeting.


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    Section 2.4. NOTICE OF MEETINGS. Except as otherwise provided by law, or by the Articles of Incorporation or by the By-Laws, written notice of each annual and special meeting of stockholders shall be given by at the direction of the President or the Secretary, or, in case of a special meeting, by the officer or the person calling the meeting as provided in these By-Laws, either personally or by mail, not more than 40 days and not less than 10 days before the meeting, to each stockholder of record entitled to vote there at. Every such notice shall state the place, day and hour of the meeting, and, in the case of a special meeting, shall state briefly the purpose or purposes thereof.

    Section 2.5. QUORUM AND ADJOURNMENTS. For the purpose of any action to be taken by stockholders at any meeting, the presence in person or by proxy of the holders of a majority vote there at shall be necessary to constitute a quorum for the transaction of business except as otherwise expressly provided by law. If for any reason there is not present a quorum at any meeting as hereinbefore provided, the stockholders present or represented at the meeting may adjourn, and such adjournment and the reasons therefor shall be recorded in the journal of the proceedings of the meetings of stockholders. If from any cause an election does not take place on the day appointed in these By-laws, it may be held on any day thereafter as shall be designated by a majority vote of the stockholders present or represented at such meeting, or to which such election may be adjourned or ordered by the Board. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of the number required by law or by the Articles of Incorporation or these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if the number required in respect of such other matters shall be present. Any regularly called meeting of stockholders may adjourn from day to day, from time to time.

    Section 2.6. ORGANIZATION. Except as otherwise provided by law, at any meeting of stockholders, the President, or, in the absence of the President, the Vice President, or, in the absence of both the President and the Vice President, a chairman, chosen by the vote of a majority in interest of the stockholders present thereat in person or by proxy and entitled to vote shall act as a chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting.

    Section 2.7. VOTING BY STOCKHOLDERS. Except as otherwise expressly provided by law or the Articles of Incorporation, each stockholder present in person or by proxy at any meeting shall have one vote with respect to each share of stock registered in his name on the books of the Company:

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    (a) on the date fixed pursuant to Section 8.5 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

    (b) in the event that no such record date shall have been fixed, then on the date determined in accordance with Section 8.5 hereof;

    provided, however, that, in all elections for Directors, every stockholder shall have the right to vote in person or by proxy the number of shares standing in his name, upon which he is entitled to vote, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes shall be deemed elected.

    Any stockholder entitled to vote at any meeting may vote either in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder, or his attorney or agent thereunto authorized in writing and delivered to the Secretary of the meeting.

    Except as otherwise expressly provided by law or by the Articles of Incorporation, all matters to be decided by stockholders at any meeting, shall be decided, if a quorum be present, by a plurality of the votes passed at the meeting of the stockholders present in person, or by proxy and entitled to vote thereon.

    The vote for election of directors shall be by ballot. Unless directed by the Chairman of the meeting or demanded by a majority in interest of the stockholders present in person or by proxy at any meeting and entitled to vote thereon, the vote on any other matter, other than the election of directors need not be by ballot. Upon vote by ballot, each proxy if there be such proxy, and shall state the number of shares voted by him. In the event that a vote by ballot is so taken, the chairman of the meeting may, and, if requested by any stockholder present in person or by proxy entitled to vote thereon, shall appoint two persons to serve as inspectors of election for the purpose of such vote. Such inspectors of election shall examine the ballots cast upon the taking of such vote and shall report to the chairman the result thereof.


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                                     ARTICLE III

                                  BOARD OF DIRECTORS

    Section 3.1. GENERAL POWERS. The corporate powers, business and property of the Company shall be exercised, conducted and controlled by the Board as from time to time constituted.

    Section 3.2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be six directors, each of whom shall be the holder of at least one share of capital stock of the Company. The term of office of each director shall be for one year and until his successor is elected and qualified.

    Section 3.3. ELECTION OF DIRECTORS. Directors shall be elected solely from the list of persons nominated for directors at the meeting. Each stockholder entitled to vote, present in person or by proxy, shall have the right to nominate persons to be voted upon.

    Section 3.4. PLACE OF MEETINGS. The Board may hold its meetings at the principal place of business of the Company in the State of Montana or at the office of the Company in the City of Chicago, Illinois, or at such other place or places either within or without the State of Montana as the Board may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof. In case the meetings of the Board shall be held outside the State of Montana, either the original minutes of each meeting containing a record of all proceedings has thereat and signed by the chairman and the secretary of such meeting or full and complete copies or duplicates of such minutes certified by such chairman and secretary, under the seal of the Company, shall be sent to and kept at the principal office of the Company in Montana and shall be a part of the records in Montana.

    Section 3.5. FIRST MEETINGS. A meeting of the Board for the purposes of organization, election of officers and transaction of other business shall be held, if practicable, at the close of each annual meeting of stockholders for election of Directors and at the place of the holding of such election. No notice of any such meeting held at such time and place need be given. Such meeting may be held at any other time and place which shall be specified in a notice given as thereinafter provided of special meetings of the Board or in a waiver of notice signed by all the Directors.


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    Section 3.6. REGULAR MEETINGS. Regular meetings of the Board may be held, with or without notice, at such time and place as may from time to time be specified in a resolution adopted by the Board and at the time in effect.

    Section 3.7. SPECIAL MEETINGS: NOTICE. Special meetings of the Board shall be held whenever called by the President, or by the Secretary at the request of the President, or by not less thank two of the Directors, or not less than one-third of the number of Directors then constituting the Board, whichever is the greater. Notice of such meetings shall be given to each Director at least 48 hours before the time fixed for such meeting, and such notice may be given in person or by mail, telegraph, or cable. Every such notice shall state the time and place of the meeting, but need not state the purposed thereof except as otherwise by law or in these By-Laws expressly provided.

    Section 3.8. QUORUM: MANNER OF ACTING. At each meeting of the Board the presence of a majority of the full number of Directors shall be necessary to constitute a quorum and sufficient to form a Board for the transaction of business. Any act and every decision of a majority of the Directors present at a meeting at which a quorum shall be present and forming such Board shall be the act of the Board, except as may be otherwise specifically provided by law or these By-Laws. Any meeting of the Board may be adjourned by a majority vote of the Directors present at such meeting. In the absence of a quorum at such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

    Section 3.9. ORGANIZATION. At all meetings of the Board, the President, or, in the absence of the President, a Director chosen by the Board, shall act as Chairman. The Secretary, or, in his absence, the Assistant Secretary of the Company, or, in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting shall act as Secretary of the meeting.

    Section 3.10. COMPENSATION. Directors shall be entitled to receive such fees and expenses, if any, for attendance at meetings of the Board of Directors, and/or fixed salaries for services as Directors, as may be fixed from time to time by resolution of the Board. Directors may also receive compensation for services rendered to the Company as officers, members of the Executive Committee or other committee, or in any other capacity.

    Section 3.11. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, or otherwise, such vacancy or vacancies shall except as otherwise provided by law of these By-


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Laws, be filled by an appointee of the remaining Directors, such appointee to hold office for the unexpired term in respect of which the vacancy occurred and until the next annual election of Directors.

                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

    Section 4.1. DESIGNATION: TERM: VACANCIES. The Board, by resolution passed by a majority of the whole Board, may designate two or more Directors, as it may from time to time determine, to constitute together with the President as an ex-officio member, an Executive Committee, and may designate one or more other Directors to serve as alternates for the members thereof in such order and manner as may be fixed of the Executive Committee, and the Secretary, or in his absence an Assistant Secretary, shall be the Secretary of the Executive Committee. Any vacancy which may occur in the Executive Committee shall be filled by the Board at any regular or special meeting thereof.

    Section 4.2. POWERS. To the extent provided in the resolution of the Board establishing the Executive Committee, and to the extent permitted by law, the Executive Committee shall have all of the powers vested in the Board by law or by these By-Laws in the management of the property, business and affairs of the Company, and such specific powers as may from time to time be conferred upon the Executive Committee by resolution of the Board, and may exercise such powers in such manner as the Executive Committee shall deem for the best interests of the Company in all cases in which specific directions shall not have been given by the Board; provided, however, that the Executive Committee shall have no power to make any change in the By-Laws. All action taken by the Executive Committee shall be subject to revision or alteration by the Board; provided, however, that such revision or alternation shall not affect any action taken by any officer or employee of the Company, or by any third party, or any rights of third parties that have vested, in reliance upon any action or direction of the Executive Committee.

    Section 4.3. PROCEDURE: MEETINGS,: VOTING: RECORDS. The Executive Committee may prescribe, for the conduct of its business, such rules and regulations, not inconsistent with these By-Laws, or with such resolution of r the guidance and control of the Executive Committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the member of the Executive Committee shall constitute a quorum. The affirmative vote of a majority of the whole Executive Committee, as from time to time constituted, shall be necessary for the adoption of any resolution or the taking of any other action. The Executive Committee shall


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keep a record of all action taken by it.

    Section 4.4. OTHER COMMITTEES. The Board may from time to time by resolution create such other committee or committees (in addition to the Executive Committee) of Directors, officers, employees or other person designated by it with such authority, function, and duties and compensation as the Board shall by resolution prescribe. Each such committee passed by a majority of the whole Board, and shall consist upon them by the resolution creating such committee. A majority of all the members of any such committee may determine the action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V

                                   OFFICERS

    Section 5.1. DESIGNATION. The principal officers of the Company shall be a President, one or more Vice Presidents (one of whom maybe designated as the Senior or Executive Vice President), a Secretary, and a Treasurer; and there may be, in addition, such appointive officer, agents and employees as shall be appointed in accordance with the provisions of Section 4.4 of these By-Laws. Two or more offices may be held by the same person, except the offices of President and Secretary.

    Section 5.2. ELECTION: QUALIFICATIONS. The principal officers of the Company shall be elected annually by the Board at its first meeting following the annual meeting of shareholders. The person receiving the greatest number of votes cast for any principal office at a meeting of the Board for the election of officers, a quorum being present, shall be deemed elected to such office. The President shall be elected from among the Directors.

    Section 5.3. TERM OF OFFICE: REMOVAL. Unless sooner removed, each principal officer of the Company shall hold office until his successor shall have been elected and qualified, but any principal officer may be removed from office at any time at the pleasure of the Board.

    Section 5.5. APPOINTIVE OFFICERS AND AGENTS. The Board may appoint such officers, other than principal officers, including one or more Assistant Secretaries, and Assistant Treasurers, and such agents and employees, as the Board may deem necessary or advisable, each of whom shall hold office or his position, as the case may be, for such period, have in these By-Laws or as the Board may from time to


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time determine. The Board may delegate to any principal officer or to any committee the power to appoint, remove, fill vacancies, define the tenure of office or position, and prescribe the duties and responsibilities of any such appointive officers, agents or employees.

    Section 5.6. SALARIES. The compensation of all officers, agents and employees of the Company shall be fixed from time to time by the Board, but, in the absence of a determination by the board, the President or any other principal officer of the Company designation by him shall have the power to fix and determine the compensation to be paid appointive officers (other than principal officers), agents and employees of the Company.

    Section 5.7. BONDS. The Treasurer and any Assistant Treasurer and such other officers and agents of the company as the Board shall prescribe may each be required by the Board to give bond to the Company in such form and amount and with such surety and upon such conditions as the Board may determine. The Company may pay any reasonable premium cost of such bonds.

    Section 5.8. EMPLOYMENT CONTRACTS. Every contract of employment for services to be rendered to the Company shall be at the pleasure of the Company unless paid contract of employment is in writing, signed by officers of the company, and approved or authorized by the Board.

    Section 5.9. PRESIDENT. The President shall be the executive officer of the Company; shall preside at meetings for the election of Directors and at other meetings of stockholders and at meetings of the Board and of the Executive Committee; subject to the control and direction of the Board, shall have general supervision, control and management of the affairs and business of the Company, and general charge and supervision of all the officers, agents and employees of the company, and shall see that all orders and resolutions of the Board are carried into effect; shall sign with the Secretary any or all certificates of shares of stock of the Company; shall sign and execute in the name of the company all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these By-Laws to some other officer or agent of the company; and in general shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be assigned to him by the Board or be prescribed by these By-Laws.


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    Section 5.10. VICE PRESIDENT. At the request of the President, or during his absence or disability, a Vice President shall exercise the powers and perform the duties of the President. Each Vice President shall exercise such other powers and perform such other duties as may from time to time be assigned to him by the Board or by the President or prescribed by these By-Laws. In case there shall be more than one Vice President, the foregoing shall apply to all the Vice Presidents in the order of there seniority.

    Section 5.11. SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of stockholders and shall be and act as the secretary of such meetings; shall keep a journal of such meetings in the manner provided in these ByLaws; shall give, or cause to be given, all notices provided for in these By-Laws or required by the Articles of Incorporation or by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized in accordance with these By-Laws; shall have charge of the Stock and Transfer Book of the Company, and shall keep or cause to be kept said book in the manner provided in these By-Laws; shall have charge of all books, records and papers of the Company relating to its organization as a corporation, and shall see that all reports, statements, and other documents required by are properly kept or filed by the Treasurer or some other officer; shall sign with the President any or all certificates of shares of stock of the company; and in general shall exercise all powers and perform all duties incident to the office of Secretary and such other powers and duties as may from time to time be assigned to him by the Board or the President or be prescribed by these By-Laws.

    Section 5.12. ASSISTANT SECRETARIES. The Assistant Secretaries shall assist at all time in the performance of the duties of the Secretary, subject to his control and direction, and, in the absence of the Secretary, the Assistant Secretary designated therefor by the President, or in the absence of such designation, and Assistant Secretary, shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board or the President to be prescribed by these By-Laws.

    Section 5.13. TREASURER. Subject to order of the Board or the President, or as provided for in these By-Laws, the Treasurer shall have the custody of the corporate fund and securities; shall keep, or cause to be kept, full and accurate books and records of account of the Company; shall deposit all moneys and other valuable effects in the name and to the credit of the Company, in such depositaries as may be designated by the Board; shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements; shall render to the President and Directors at the regular meeting of the Board, or whenever they


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may require it, an account of all his transactions as Treasurer and of the
Financial condition of the Company; and in general shall exercise all powers and perform all duties incident of the office of Treasurer and such other powers and duties as may from time to time be assigned to him by the Board, or the President or be prescribed by these By-Laws.

    Section 5.14. ASSISTANT TREASURERS. The Assistant Treasurers shall assist at all times in the performance of the duties of the Treasurer, subject to his control and direction, and in the absence of the Treasurer, the Assistant Treasurer designated therefor by the President, or, in the absence of such designation, any Assistant Treasurer, shall exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board or the President or be prescribed by these By-Laws.

                                   ARTICLE VI

                                INDEMNIFICATION

    Section 6.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each director or officer, and their personal representatives, of the Company, shall be indemnified by the Company against claims, liabilities, expenses, and costs actually and necessarily incurred by him or his estate in connection with or arising out of, any action, suit or proceeding in which he is made a party by reason of his being, or having been an officer or director of the Company, or of any other company fifty per centum (50%) or more of the voting stock of which is owned by the Company and which he serves as a Director or officer at the request of the Company; provided that the Company shall not indemnify such Director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for actual negligence or misconduct in the performance of his duties as such Director or officer. The indemnification herein provided for shall also apply in respect of any amount paid in compromise of any such claim asserted against such Director or officer (including expenses and cost actually and necessarily incurred in connection therewith), provided the Board shall have first approved such proposed compromise settlement and determined that the Director or officer involved was not guilty of actual negligence or misconduct; but in taking such action, any Director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter, it shall be determined by a majority of the disinterested members of the Board, whether or not a quorum, or such matter may be determined by a committee of three (3) disinterested stockholders appointed by the stockholders at a duly called special or regular meeting. As to whether or not a Director or officer was guilty of actual negligence or misconduct in relation to any such matters, the Board and each


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Director and officer may conclusively rely upon an opinion of independent legal counsel selected by the Board or by the disinterested members of the Board or by said stockholders committee, as the case may be.

                                  ARTICLE VII

                  CHECKS, CONTRACTS, LOANS, BANK ACCOUNT, ETC.

    Section 7.1. CHECK, DRAFTS, ETC. All checks, drafts, bill of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the company shall be signed or endorsed by such officer or officers, agent or agents, employee or employees of the Company as shall from time to time be designated by the Board.

    Section 7.2. CONTRACTS. Unless authorized so to do by these By-Laws or the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount. The board may authorize one or more officers, agents or employees of the Company to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Company, and such authority may be general or be confined to specific instances.

    Section 7.3. LOANS. No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time of the Company from any bank, trust Company or other institution or from any person, firm, association or corporation, and or such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Company and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the company, may mortgage, pledge, hypothecate or transfer any real or personal property at the time or thereafter held or to be held by the Company and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or be confined to specific instances. No loan of money shall be made by the Company to any stockholder thereof.

    Section 7.4. DEPOSITS: BANK ACCOUNTS. All funds of the Company shall be deposited from time to time to the credit of the company in such general or special bank account or as the Board may from time to time designate, or as may be designated by any officer or officers of the Company to whom the power to do so may be delegated by the Board. The Board may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-


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Laws, as it may deem expedient.

    Section 7.5. PROXIES. The Board, by resolution from time to time, and either generally or in specific instances, or the President, unless the Board shall have acted, may appoint an attorney or attorneys or agent or agents of the Company, in its name and behalf, to cast the votes, which the Company may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent tin writing to any action by such other corporation. Unless otherwise ordered by the Board, the present, or any other person designated by him for the purpose, shall have the full power and authority in behalf of the company to attend and to act and to vote at any meetings of holders of stock or other securities of any corporation in which the Company may hold stock or securities, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock or securities.

                                  ARTICLE VIII

                            SHARES AND THEIR TRANSFER

    Section 8.1. CERTIFICATES FOR SHARES. Certificates for shares of stock of the Company shall be in such form as shall be approved by the Board. Each such certificate shall bear the corporate seal or a facsimile thereof and shall be signed by the President and the Secretary of the Company. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers before such certificate or certificates shall have been issued by the Company, such certificate or certificates may none the less be adopted by the Company and be issued and delivered as though the person or person who signed such certificates or certificates had not ceased to be such officer or officers.

    Section 8.2. TRANSFER OF SHARES. Transfer of shares of stock of the Company, whether part paid or full paid, shall be made only on the books of the Company, on payment of all taxes thereon and such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificates) properly endorsed by the holder thereof, or accompanied by proper evidence of succession, assignment or authority to transfer, and delivered to Secretary of the Company or a transfer agent, if any, of the company. In addition to such other evidence of succession, assignment or authority to transfer as may be required by the Company, President, or Directors of Company may require when shares are owned by person residing out of the of Montana and before entering any transfer of the shares on the books of the Company or issuing a certificate therefor to the transferee, from attorney or agent of the non-resident owner, or from person claiming under the transfer, an


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affidavit or other evidences, that the non-resident owner was alive at the date of the transfer, and if such affidavit or other satisfactory evidence is not furnished, may require from the attorney, agent or claimant, a bond of indemnity, with two sureties, satisfactory to the office of the Company or, if not so satisfactory, then one approved by the judge of the District Court of county in which the principal office of the Company is situated, conditioned to protect the Company against any liability to the legal representatives of the owners of the shares, in case of his or her death before the transfer; and if such affidavit or other evidence or bond be not furnished when required as herein provided, neither the Company nor any officer thereof, shall be liable for refusing to enter the transfer on the book of the Company.

    A person in whose name shares of stock stand on books of Company shall be deemed the owner thereof as regards the Company, and, upon any transfer of shares, the person or persons into whose name or names such shares shall be transferred on books of the Company shall be substituted for the person or person out of whose name or names such shares shall have been transferred with respect to all rights, privileges and obligations of holders of stock of the Company and as against the Company or any other person or persons. Except to extent permitted and provided for by law, no transfer of shares of stock of the Company shall be valid against the Company, its stockholders or its creditors, for any purpose until they shall have been entered on the records of the company as hereinbefore in this section provided, or until a new certificate is issued to the person to whom it has been transferred. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be sound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law and these By-Laws.

    Section 8.3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the company shall immediately notify the company of any loss, destruction or mutilation of the certificate for any such stock, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates of stock upon the surrender of the mutilate certificate or, in case or loss or destruction, upon satisfactory proof of such loss or destruction; and the board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give such surety or sureties as it may direct, to indemnify the Company against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost or destroyed.

    Section 8.4. TRANSFER AGENT AND REGISTRAR: REGULATIONS. The company shall, if and whenever the Board shall so determine, maintain one or more transfer officers or agencies, each in charge of a transfer agent designated by the Board, where the share of the stock of the Company shall be directly transferable, and/or one or more registry offices, each in charge or a registrar designated by the Board where such shares of stock shall be registered, and no certificate for share of stock of the Company, in respect of which a transfer agent and/or a registrar shall have been designated, shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

    Section 8.5. CLOSING OF TRANSFER BOOKS: RECORD DATE. The Board may close the stock transfer books of the Company for a period not exceeding forty (40) days preceding the date of any meeting of stockholders or election to vote, or the date for the payment of any dividend, allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or the date of any other corporate action or proceeding; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date not exceeding forty (40) days preceding the date of any meeting of stockholders, election or vote, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date for any other corporate action or proceeding, as a record date for the determination of the stockholders entitled to notice of and to vote at any such dividend, or any such allotment of rights, or to exercise the rights in respect of any such change or conversion or exchange of capital stock, or entitled to participate in or benefit by such other corporate action or proceeding, and, in such case, such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, election or vote, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights of change or conversion or exchange of stock, or to participate in or benefit by such other corporate action or proceeding, notwithstanding any transfer of any stock on the books of the Company, after any such record date fixed as aforesaid. Each share of stock entitled under the Article of Incorporation and the laws and constitution of Montana to be voted may, at every meeting of the stockholders, be voted by the holder of record thereof, on the books of the Company shall have closed, or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, as hereinbefore provided, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the company within the (10) days next preceding such election of directors.

                                   ARTICLE IX

                                   DIVIDENDS

    Section 9.1. PAYMENTS OF DIVIDENDS. Subject to the provisions of law and the provisions of the Articles of Incorporation, the Board may, at any regular or special meeting, declare a dividend out of any funds legally available for such purpose on the outstanding share of the Company, which dividends may be paid in cash, in property, or in shares of the Company.

                                   ARTICLE X

                               BOOKS AND RECORDS

    Section 10.1. BOOK OF BY-LAWS. A copy of these By-Laws, certified by a majority of the Directors and the Secretary of the Company, shall be typewritten in a book kept in the principal office of the Company to be known as the "Book of By-Laws". Said book shall be open to the inspection of the public during the office hours of the Company each day except holidays. Whenever any amendment to these By-Laws or new by-laws is adopted, it shall be typewritten in the book of By-Laws, with the original By-Laws, and immediately after them. If any By-Laws be repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written consent was filed, shall be stated in said book.

    Section 10.2. JOURNAL OF MEETINGS OF BOARD OF DIRECTORS AND STOCKHOLDERS. The Company shall also keep a journal of all meeting of its directors and stockholders, with the time and place of holding the same, whether regular or special, and if special, its object, how authorized, and the notice thereof given. Such record must embrace every act done or ordered to be done; who were present, and, in the record of directors' meetings, who absent. If requested by any Director or stockholder, the time must be noted when he entered the meeting or obtained leave of absence therefrom. On a similar request, the "ayes" and "nays" must be taken on any action or proposed action, and a record thereof made. On a similar request, the protest of any Director or stockholder to any action or proposed action, must be entered in full, and such records must be opened to the inspection of any Director, stockholder or creditor of the Company. In lieu of embracing in the records of stockholders' meetings who were present, a list showing the names of those present at any such meeting, certified by the chairman and secretary thereof, may be filed and kept in the office of the Secretary of the Company.

    Section 10.3. STOCK AND TRANSFER BOOK. The Company shall also keep a book, to be know as the "stock and transfer book" in which must be kept a record of all stock; the names of the stockholders alphabetically arranged; installments paid or unpaid; assessments levied, and paid and unpaid, a statement of every alienation, sale or transfer of stock made, the date thereof, and by and to whom. The Stock and Transfer creditor, provided that the Board, may, from time to time, prescribe the conditions and regulations pursuant to which such inspections will be permitted.

    Section 10.4. OTHER BOOKS AND RECORDS. The company shall keep a record of all business transactions and shall keep such other books and records as the Board or the officers may from time to time determine.

    Section 10.5. PLACE OF KEEPING. The books and records of the Company, or duplicates duly certified thereof, shall be kept at the principal office of the Company.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

    Section 11.1. SEAL. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, the State of its incorporation, and the words "Corporate Seal". Such seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced.

    Section 11.2. FISCAL YEAR. The fiscal year of the Company shall begin on January 1 and end of December 31 in each year.

    Section 11.3. NOTICES. Any notice required by these By-Laws, or otherwise, to be given by mail shall be deemed to have been given by mail to any person entitled thereto at the time it shall have been deposited in a Post Office or mail box or mail chute maintained of the purpose by the United States Government, provided that it shall at the time of such deposit be enclosed in a postage prepaid envelope or wrapped addressed to such person at his address as it appears on the books and records of the Company, or, if no address appears on such books and records, then at such address as shall be otherwise known to the Secretary, or, if no such address appears on such books and records or is otherwise know to the Secretary, then in care of the agent of the Company at its principal office in the State of Montana. Whenever, by any provisions of the Articles of Incorporation or these By-Laws, or otherwise, any notice is required to be given any specified number of days before any meeting or other event, the day on which such notice was given shall be counted, but the day of such meeting or other event shall not be counted in determining whether or not notice has been given in proper time in a particular case.

    Section 11.4. WAIVER OF NOTICE. Except as may be expressly provided by law or by the Articles of Incorporation, whenever any notice whatever is required to be given under the provisions of the laws of the State of Montana or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as maybe otherwise specifically provided by law, any waiver by mail, telegraph, cable or wireless, bearing the name of the person entitled to notice, shall be deemed a waiver in writing, duly signed. The presence of any person at any meeting, either in person or by proxy, shall be deemed the equivalent of a waiver in writing, duly signed. Attendance of a Director at any meeting of the Board shall constituted a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

    Section 11.5. INFORMAL ACTION BY STOCKHOLDER. When all the stockholders entitled under the Articles of Incorporation and the law and constitution of Montana to vote at any meeting are present at any meeting, however called or notified, and sign a written consent thereto on a record of such meeting, the act and proceedings of such meeting are as valid as if has at a meeting legally called and noticed.

    Section 11.6. RESIGNATIONS. Except as otherwise provided by law, any officer or Director may resign at any time upon giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 11.7. AMENDMENT OF BY-LAWS. These By-Laws may be repealed and amended and new By-Law maybe adopted by the affirmative vote of a majority of the Board at any Special meeting of the Board if notice of the proposed repeal, amendment or new by-law to be adopted be contained in the notice of such special meeting, provided that the power to be revoked by the vote of the holders of two-thirds (2/3) of the capital stock of the Company at any regular meeting of law shall take effect until typewritten, and no repeal of any by-law shall take effect until the fact of such repeal shall be stated in the Book of By-Laws in accordance with Section 10.1.

                                   AMENDMENTS

                                 OF THE BY-LAWS

Section 2.2.

    Section 2.2. ANNUAL MEETINGS. Commencing with the year 1974 an annual meeting of the stockholders of the Company shall be held on the first Thursday of May in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. At each annual meeting, directors shall be elected by stockholders in accordance with the provisions of the Articles of Incorporation of the Company (hereinafter called the "Articles of Incorporation") and these By-Laws. Each annual meeting shall be a general meeting, open for the transaction of any business within the powers of the Company, without special notice of such business, except in any case where special notice may be required by the laws of the State of Montana.

Section 3.2.

    Section 3.2. NUMBER QUALIFICATIONS AND TERMS OF OFFICE. The number of directors which shall constitute the whole Board shall be seven directors, each of whom shall be the holder of at least one share of capital stock of the Company. The term of office of each Director shall be for one year and until his successor is elected and qualified.

                                   AMENDMENTS

                                 OF THE BY-LAWS         (At September 1, 1982)

Section 2.2.

    Section 2.2. ANNUAL MEETING. Commencing with the current fiscal year, an Annual Meeting of the Stockholders of the Company shall be held on the first Thursday of November in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. The first of the November Annual Meetings is to be held on Thursday, November 4, 1982. At each Annual Meeting, Directors shall be elected by Stockholders in accordance with the provisions of the Articles of Incorporation of the Company (hereinafter called the "Articles of Incorporation") and these By-Laws. Each Annual Meeting shall be a general meeting, open for the transaction of any business within the powers of the Company, without special notice of such business except in any case where special notice may be required by the laws of the State of Montana.

Section 11.2.

    Section 11.2. FISCAL YEAR. The Fiscal Year of the Company shall begin on July 1 and end on June 30 in each year.

                                   AMENDMENTS
                                 OF THE BY-LAWS

Section 3.2

    Section 3.2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be determined by resolution of the Board of Directors except that the number of directors shall not be less than five or more than nine. Each director shall own at least ten shares of capital stock of the Company. The term of office shall be one year unless the Board of Directors by resolution implement staggered terms consistent with the requirements of prevailing law. The terms of directors, if staggered, shall be two years.

                                   AMENDMENTS
                                 OF THE BY-LAWS

    Section 5.9. PRESIDENT. The President shall be the executive officer of the Company; shall preside at stockholder meetings and at meetings of the board subject to the control of the board; shall preside at meetings for the election of Directors and at other meetings of stockholders and at meetings of the board of the Executive Committee; subject to the control and direction of the Board, shall have general supervision, control and management of the affairs and business of the Company, and, general charge and supervision of Vice Presidents and Division Managers, and shall see that all orders and resolutions of the Board are carried into effect; shall sign or delegate to one or more Vice Presidents, the power to sign and execute in the name of the company all deeds mortgages, bonds, contracts or other instruments as may be required in the ordinary course of business; and in general shall exercise all powers and perform the duties incident to the office of President and such other powers and duties as may from time to time be assigned to him by the Board or be prescribed by these By-Laws.